Exhibit 10.1

EXHIBIT B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

NON RECOURSE PROMISSORY NOTE

$500,000.00	Tampa, FL

February 15, 2022

TRxADE HEALTH, INC. , a Delaware corporation (“Maker”) hereby promises to pay to the order of Exchange Health, LLC, a Michigan limited liability company (“Lender”), or its successors or assigns, in lawful money of the United States of America, the lesser of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, and on the dates and in the amounts set forth below (the “Maturity Date”).

This Promissory Note is made in connection with that certain Limited Liability Company Agreement, dated as of the date hereof (“Company Agreement”), by and among SOSRx, LLC, a limited liability company (“Company”), Maker and Lender, together with the ancillary documents referenced therein.

The Lender’s Interests and associated Membership Rights (as defined in the Company Agreement) are collectively referred to herein as its “Pledged Collateral,” and the Pledged Collateral is the sole and exclusive security for Maker’s performance of this obligation under this Promissory Note. Therefore, this Promissory Note is a non-recourse obligation, secured solely by the Pledged Collateral. Notwithstanding anything to the contrary stated herein, Lender agrees that for payment of all amounts due under this Promissory Note it will look solely to the Pledged Collateral, and no other assets of Maker or the Company shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lender, or for any payment required to be made under this Promissory Note.

The unpaid principal amount and accrued interest of this Promissory Note shall bear interest at a rate per annum equal to PRIME plus Two Percent (2%) calculated on the basis of a 365-day year and the actual number of days elapsed.

The principal amount of this Promissory Note shall be payable in installments. The first payment of $166,666.67 shall be due and payable, together with any unpaid accrued interest thereupon, on February 15, 2023; The remaining payments shall be due in eight (8) equal installments of $41, 666.67, together with any unpaid accrued interest thereupon, at the end of every full fiscal quarter, beginning, June 20, 2023.

Notwithstanding the foregoing, pursuant to the terms and conditions of the Company Agreement and its related Exhibits, if (a) Maker effectuates a Voluntary Withdrawal under Section 6.2 of the Company Agreement prior to February 15, 2024 (the “Earn Out Period”), and (b) the Company has failed to meet any of the Revenue Targets required by the Earn Out Payments prior the expiration of the Earnout Period, then all remaining amounts of interest and principal not yet due and payable under this Promissory Note shall immediately terminate and all related indebtedness evidenced hereby shall be deemed canceled.

This Promissory Note may be prepaid by Maker, at its discretion, in whole or in part at any time, without premium or penalty.

In the event that Maker is delinquent to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note, then if such payment of principal or interest is not made within fifteen (15) days of the due date, then Lender may declare an additional interest fee of 2% of the delinquent amount. If the delinquency is thirty (30) days or more from the due date, then Lender may declare another additional interest fee of 3%, to make a total of 5%, for the delinquent payment.

In the event that Maker shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note, then if such payment of principal or interest is not made within sixty (60) days of the due date, then Lender may declare all obligations (including without limitation, outstanding principal and accrued and unpaid interest thereon) under this Promissory Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Delaware, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall not be transferred without the express written consent of all parties.

IN WITNESS WHEREOF, Maker has caused this Promissory Note to be issued as of the date first written above.

TRxADE HEALTH, INC.

By:
Suren Ajjarapu, CEO